Exhibit 99.1

Direct Digital Holdings Reports Fourth Quarter
& Full-Year 2022 Financial Results

Full-Year 2022 Revenue Up 131% Year-Over-Year to $88.0 Million

Fourth Quarter 2022 Revenue Up 128% to $29.4 Million

Houston, March 23, 2023 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the "Company"), a leading advertising and marketing technology platform operating through its companies Colossus Media, LLC ("Colossus SSP"), Huddled Masses LLC ("Huddled Masses") and Orange142, LLC ("Orange142"), today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

Mark Walker, Chairman and Chief Executive Officer, commented, “We are pleased to report that 2022, our first year as a public company, saw robust financial performance, significant operational expansion and continued gains in market share for Direct Digital Holdings. Both our quarterly and full-year results capitalized on brands and businesses moving dollars away from less efficient traditional advertising outlets towards digital media. We are expecting strong double-digit percentage revenue growth in FY 2023 across both our sell- and buy-side business segments as we further drive customer adoption of our digital advertising solutions.”

Keith Smith, President, added, “Our fourth quarter and full-year 2022 performance, particularly during a difficult macroeconomic environment, is a testament to our market-leading approach working with middle market and multicultural audiences. Looking ahead, we are excited to continue scaling across these fast-growing and underrepresented communities from a position of financial strength, which we expect will give us a significant competitive advantage for sustainable, long-term growth.”

Fourth Quarter 2022 Financial Highlights:

•	Revenue was $29.4 million in the fourth quarter of 2022, an increase of $16.5 million, or 128% over the $12.9 million in the same period of 2021.

▪	Sell-side advertising segment revenue grew to $22.3 million and contributed $15.6 million of the increase, or 231% growth over the $6.7 million of sell-side revenue in the same period of 2021.

▪	Buy-side advertising segment revenue grew to $7.1 million and contributed $0.9 million of the increase, or 15% growth over the $6.2 million of buy-side revenue in the same period of 2021.

•	Operating income was $1.2 million for the fourth quarter of 2022 compared to $1.3 million in the same period of 2021.

•	Net income was $0.2 million in the fourth quarter of 2022, compared to a net loss of $2.1 million in the same period of 2021.

•	Adjusted EBITDA(1) was $1.8 million in the fourth quarter 2022, compared to $1.8 million in the same period of 2021.

Fiscal Year 2022 Financial Highlights:

•	Revenue in fiscal year 2022 was $88.0 million, an increase of $49.9 million, or 131%, over the $38.1 million in fiscal year 2021.

▪	Sell-side advertising segment ended the year at $58.7 million in revenue and contributed $46.7 million of the increase, or 389% growth over the $12.0 million of sell-side revenue in fiscal year 2021.

▪	Buy-side advertising segment ended the year at $29.3 million in revenue and contributed $3.2 million of the increase, or 12% growth over the $26.1 million of buy-side revenue in fiscal year 2021.

•	Operating income increased $2.3 million, or 52%, to $6.7 million for 2022 compared to operating income of $4.4 million for 2021.

•	Operating income for the buy-side and sell-side advertising segments combined totaled $14.0 million, an increase of $7.1 million, or 102%, compared to $6.9 million for 2021.

•	Net income for 2022 was $2.9 million, compared to a net loss of $1.5 million in 2021.

•	Adjusted EBITDA(1) for 2022 was $8.8 million, compared to $6.4 million for 2021.

•	Cash and accounts receivable balances as of December 31, 2022 were $29.1 million compared to $12.6 million as of December 31, 2021.

As previously disclosed, on January 9, 2023, the Company entered into a Loan and Security Agreement with Silicon Valley Bank which provides for a revolving credit facility (the “Credit Facility”). As the Company had not yet drawn any amounts under the Credit Facility, the Company issued a notice of termination of the Loan and Security Agreement and is in the process of terminating the Credit Facility. The Company has received a consent to terminate the Credit Facility and a waiver of the terms relating to the Credit Facility under its Term Loan and Security Agreement, dated as of December 3, 2021, with Lafayette Square Loan Servicing, LLC.

Based on our expectations of cash flows from operations and the available cash held, we believe that we will have sufficient cash resources to finance our operations and service any debt obligations until at least the end of fiscal year 2023.

Business Highlights

•	For the fourth quarter ended December 31, 2022, Direct Digital Holdings processed approximately 132 billion monthly impressions through its sell-side advertising segment, an increase of 81% over the same period of 2021, with over 833 billion bid requests for the quarter.

•	In addition, the Company’s sell-side advertising platforms received over 17 billion bid responses in the fourth quarter of 2022, an increase of over 25% over the same period in 2021, through 170,000 buyers for the quarter, which equates to a 109% increase over the same period in 2021.

•	The Company’s buy-side advertising segment served approximately 218 customers in the fourth quarter of 2022, an increase of 7% compared to the same period of 2021.

Financial Outlook

Assuming the U.S. economy does not experience any major economic conditions that deteriorate or otherwise significantly reduce advertiser demand, we estimate the following:

•	For fiscal year 2023, we expect revenue to be in the range of $118 million to $122 million, or 36% year-over-year growth at the mid-point.

“As we enter into our second year as a public company, we remain disciplined in our strategic organic growth initiatives, continue to focus on increasing EBITDA and aim to provide maximum value for our shareholders,” commented Susan Echard, Chief Financial Officer.

Conference Call and Webcast Details

Direct Digital will host a conference call on Thursday, March 23, 2023 at 5:00 p.m. Eastern Time to discuss the Company’s fourth quarter and full-year financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/ for a period of twelve months.

Footnote

(1) “Adjusted EBITDA” is a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are subject to certain risks, trends and uncertainties.

As used below, “we,” “us,” and “our” refer to the Company. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements.

All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Our forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements, including, but not limited to: our dependence on the overall demand for advertising, which could be influenced by economic downturns; any slow-down or unanticipated development in the market for programmatic advertising campaigns; the effects of health epidemics; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers', suppliers' or other partners' computer systems; any unavailability or non-performance of the non-proprietary technology, software, products and services that we use; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry's technology and practices, and any perceived failure to comply with laws and industry self-regulation; restrictions on the use of third-party "cookies," mobile device IDs or other tracking technologies, which could diminish our platform's effectiveness; any inability to compete in our intensely competitive market; any significant fluctuations caused by our high customer concentration; our limited operating history, which could result in our past results not being indicative of future operating performance; any violation of legal and regulatory requirements or any misconduct by our employees, subcontractors, agents or business partners; any strain on our resources, diversion of our management's attention or impact on our ability to attract and retain qualified board members as a result of being a public company; our dependence, as a holding company, of receiving distributions from Direct Digital Holdings, LLC to pay our taxes, expenses and dividends; and other factors and assumptions discussed in the "Risk Factors," "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and other sections of our filings with the Securities and Exchange Commission that we make from time to time. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this Current Report on Form 8-K to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT), owner of operating companies Colossus SSP, Huddled Masses, and Orange 142, brings state-of-the-art sell- and buy-side advertising platforms together under one umbrella company. Direct Digital Holdings' sell-side platform, Colossus SSP, offers advertisers of all sizes extensive reach within general market and multicultural media properties. The company's subsidiaries Huddled Masses and Orange142 deliver significant ROI for middle market advertisers by providing data-optimized programmatic solutions at scale for businesses in sectors that range from energy to healthcare to travel to financial services. Direct Digital Holdings' sell- and buy-side solutions manage approximately 90,000 clients monthly, generating over 100 billion impressions per month across display, CTV, in-app and other media channels. Direct Digital Holdings is the ninth black-owned company to go public in the U.S and was named a top minority-owned business by The Houston Business Journal.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,047,453	$4,684,431
Accounts receivable, net	25,034,728	7,871,181
Prepaid expenses and other current assets	883,322	1,225,447
Total current assets	29,965,503	13,781,059

Property, equipment and software, net	673,218	-
Goodwill	6,519,636	6,519,636
Intangible assets, net	13,637,759	15,591,578
Deferred tax asset, net	5,164,776	-
Deferred financing costs, net	-	96,152
Operating lease right-of-use assets	798,774	-
Other long-term assets	46,987	11,508
Total assets	$56,806,653	$35,999,933

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,695,404	$6,710,015
Accrued liabilities	4,777,764	1,044,907
Notes payable, current portion	655,000	550,000
Operating lease liability, current portion	91,989	-
Deferred revenues	546,710	1,348,093
Related party payables	1,003,841	70,801
Income taxes payable	102,278	-
Current portion of liability related to tax receivable agreement	182,571	-
Total current liabilities	25,055,557	9,723,816

Notes payable, net of short-term portion and $2,250,171 and $2,091,732 deferred financing cost, respectively	22,913,589	19,358,268
Liability related to tax receivable agreement, net of current portion	4,149,619	-
Operating lease liabilities, net of current portion	745,340	-
Mandatorily redeemable non-participating preferred units	-	6,455,562
Line of credit	-	400,000
Paycheck Protection Program loan	-	287,143
Economic Injury Disaster Loan	150,000	150,000
Total liabilities	53,014,105	36,374,789

MEMBERS' EQUITY (DEFICIT)
Units, 1,000,000 units authorized at December 31, 2021, 34,182 units issued and outstanding as of December 31, 2021	-	4,294,241
Class A common stock, $0.001 par value per share, 160,000,000 shares authorized, 3,252,764 shares issued and outstanding as of December 31, 2022	3,253	-
Class B common stock, $0.001 par value per share, 20,000,000 shares authorized 11,278,000 shares issued and outstanding as of December 31, 2022	11,278	-
Additional paid-in capital	8,224,012	-
Accumulated deficit	(4,445,995)	(4,669,097)
Total members' equity (deficit)	3,792,548	(374,856)

Total liabilities and members' equity (deficit)	$56,806,653	$35,999,933

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31, (unaudited)		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Buy-side advertising	$7,065,731	$6,152,552	$29,348,775	$26,127,787
Sell-side advertising	22,357,596	6,747,940	58,691,572	12,009,075
Total revenues	29,423,327	12,900,492	88,040,347	38,136,862

Cost of revenues
Buy-side advertising	2,743,560	2,446,568	10,438,547	9,927,295
Sell-side advertising	19,254,440	5,431,686	49,599,110	9,780,442
Total cost of revenues	21,998,000	7,878,254	60,037,657	19,707,737

Gross profit	7,425,327	5,022,238	28,002,690	18,429,125
Operating expenses
Compensation, taxes and benefits	4,228,620	2,387,488	14,124,266	8,519,418
General and administrative	2,030,996	1,310,878	7,218,871	5,525,107
Total operating expenses	6,259,616	3,698,366	21,343,137	14,044,525
Income from operations	1,165,711	1,323,872	6,659,553	4,384,600
Other (expense) income	(960,532)	(3,446,022)	(3,485,739)	(5,828,171)
Tax expense	39,324	8,648	254,436	63,526
Net income (loss)	$165,855	$(2,130,798)	$2,919,378	$(1,507,097)

Net income (loss) per common unit:
Basic	$.01	$(62.34)	$0.17	$(44.09)
Diluted	$.01	$(62.34)	$0.17	$(44.09)
Weighted-average common units outstanding:
Basic	14,538,409	34,182	16,896,360	34,182
Diluted	14,567,669	34,182	16,896,360	34,182

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31,
	2022	2021
Cash Flows Provided By (Used In) Operating Activities:
Net income (loss)	$2,919,378	$(1,507,097)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of deferred financing costs	598,018	356,442
Amortization of intangible assets	1,953,818	1,953,818
Loss on early extinguishment of debt	-	2,663,148
Amortization of right-of-use asset	136,706	-
Amortization of capitalized software	31,769	-
Depreciation of property and equipment	2,449	-
Stock-based compensation	153,778	-
Deferred income taxes	105,433	-
Payment on tax receivable agreement	(114,538)	-
Forgiveness of Paycheck Protection Program loan	(287,143)	(10,000)
Paid-in-kind interest	-	269,260
Gain from revaluation and settlement of earnout liability	-	(31,443)
Loss on redemption of non-participating preferred units	590,689	41,622
Bad debt expense	16,664	91,048
Changes in operating assets and liabilities:
Accounts receivable	(17,180,211)	(3,282,853)
Prepaid expenses and other current assets	306,649	(1,005,159)
Accounts payable	10,965,910	3,446,689
Accrued liabilities	2,797,355	(273,735)
Income taxes payable	102,278	-
Operating lease liability	(98,151)	-
Deferred revenues	(801,383)	1,039,411
Related party payable	(70,801)	-
Net cash provided by operating activities	2,128,667	3,751,151

Cash Flows Used In Investing Activities:
Cash paid for capitalized software and property and equipment	(687,957)	-
Net cash used in investing activities	(687,957)	-

Cash Flows Provided By (Used In) Financing Activities:
Proceeds from note payable	4,260,000	22,000,000
Payments of notes payable	(576,250)	(15,672,912)
Payments of litigation settlement	(64,500)	-
Proceeds from lines of credit	-	400,000
Payments on lines of credit	(400,000)	(407,051)
Payment of deferred financing costs	(525,295)	(2,190,874)
Proceeds from Paycheck Protection Program loan	-	287,143
Proceeds from Issuance of Class A common stock, net of transaction costs	11,167,043	-
Redemption of common units	(7,200,000)	-
Redemption of non-participating preferred units	(7,046,251)	(3,500,000)
Payments on seller notes and earnouts payable	-	(358,975)
Distributions to members	(1,692,435)	(1,236,049)
Net cash used in financing activities	(2,077,688)	(678,718)

Net (decrease) increase in cash and cash equivalents	(636,978)	3,072,433

Cash and cash equivalents, beginning of the period	4,684,431	1,611,998

Cash and cash equivalents, end of the year	$4,047,453	$4,684,431

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for stock compensation expense, forgiveness of Paycheck Protection Program loans, gain from revaluation and settlement of seller notes and earnout liability, loss on early extinguishment of debt, and loss on early redemption of non-participating preferred units (“Adjusted EBITDA”), a non-GAAP financial measure, is useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net income (loss).

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•	Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as acquisition transaction costs and gains from settlements or loan forgiveness that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•	Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•	Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net income (loss) for each of the periods presented:

NON-GAAP FINANCIAL METRICS

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$165,855	$(2,130,798)	$2,919,378	$(1,507,097)
Add back (deduct):
Amortization of intangible assets	488,454	488,454	1,953,818	1,953,818
Depreciation and amortization of property and equipment	34,218	-	34,218	-
Stock compensation expense	68,340	-	153,780	-
Loss on early extinguishment of debt	-	2,663,148	-	2,663,148
Interest expense	960,969	751,463	3,230,612	3,184,029
Forgiveness of Paycheck Protection Program loan	-	-	(287,143)	(10,000)
Tax expense	39,324	8,648	254,436	63,526
Gain from revaluation and settlement of seller notes and earnout liability	-	-	-	(31,443)
Loss on early redemption of non-participating Preferred units	-	41,622	590,689	41,622

Adjusted EBITDA	$1,757,160	$1,822,537	$8,849,788	$6,357,603

Contacts:

Investors:

Brett Milotte, ICR

Brett.Milotte@icrinc.com